Exhibit 10.1
SUMMARY SHEET FOR
EXECUTIVE OFFICER COMPENSATION
Annual Incentive (Short-Term) Compensation Earned in Fiscal 2006
The amounts of the short-term incentive compensation awards for the Company’s Named Executive Officers (as defined in Item 402(a)(3) of Regulation S-K) for the fiscal year ended April 30, 2006 were as follows:

Name	Position	Award

Mark A. Ernst	Chairman of the Board, President and Chief Executive Officer	*
William L. Trubeck	Executive Vice President and Chief Financial Officer	$185,000
Robert E. Dubrish	President and Chief Executive Officer, Option One Mortgage Corporation	75,000
Steven Tait	President, RSM McGladrey Business Services, Inc.	300,000
Nicholas J. Spaeth	Senior Vice President and Chief Legal Officer	93,000
*	Although Mr. Ernst earned a short-term incentive award under the Company’s short-term incentive compensation programs for the fiscal year ended April 30, 2006, he declined such award.
Long-Term Incentive Compensation Awarded in Fiscal 2007
Long-term incentive compensation awards under the Company’s 2003 Long-Term Executive Compensation Plan were granted on June 30, 2006 to the Named Executive Officers in the following amounts:

	Securities	Performance
Name	Underlying Options	Shares

Mark A. Ernst	376,885	33,335
William L. Trubeck	125,000	15,000
Robert E. Dubrish	125,000	15,000
Steven Tait	100,000	10,000
Nicholas J. Spaeth	55,000	6,000
The stock options vest in equal annual installments over three years following the date of grant. The performance shares vest after three years, subject to pre-established performance objectives based on the Company’s total shareholder return as measured against a broad market index and/or cumulative financial performance tied to specific business responsibilities. The actual number of performance shares an executive will receive will vary based on actual performance against the pre-established performance objectives, with the maximum number of shares received being one and one-half times the target award amount and the minimum number of shares received being one-half of the target award amount. The grant of stock options and performance shares will be made pursuant to the terms of the 2003 Long-Term Executive Compensation Plan.

Fiscal 2007 Base Salary Increases
The following table sets for the annual base salaries of the Named Executive Officers for fiscal years 2006 and 2007:

Name	2006	2007

Mark A. Ernst	$860,000	$860,000	*
William L. Trubeck	463,500	475,000
Robert E. Dubrish	490,000	500,000
Steven Tait	425,000	465,000
Nicholas J. Spaeth	412,000	412,000
* Mr. Ernst declined an increase in base salary for the fiscal year ended April 30, 2007.
Performance Criteria for Fiscal 2007 Short-Term Incentive Compensation
The Company’s short-term incentive compensation is based upon annual financial targets tied to business unit or overall corporate results. Fiscal year 2007 performance criteria will vary among business segments, but generally will consist of the following: (i) diluted earnings per share growth; (ii) business segment pre-tax earnings growth; (iii) revenue unit growth; and (iv) improved cost-of-service performance. Participants in the Company’s short-term incentive programs can earn more or less than the target award (from 0% to 200% of the target award) depending upon how actual results compare to the pre-established performance targets.